UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2022
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of Two New Directors

The Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Registrant”), has appointed two new directors to the Board, upon the recommendation of its Nominating and Corporate Governance Committee: Eric J. Guerin (effective as of January 31, 2022), and Suzanne E. McBride (effective as of February 2, 2022). In connection with the appointments, the size of the Board was increased from eight to ten. Mr. Guerin and Ms. McBride will serve until the Registrant’s 2022 annual meeting of stockholders, when each will be a nominee for election to the Board by a vote of the Registrant’s stockholders, and thereafter until his or her successor has been duly elected and qualified. The Board has not yet determined Mr. Guerin’s or Ms. McBride’s committee assignments. Cash compensation for both new directors will be as set forth in the Registrant’s Cash Compensation Plan for Directors, which was filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2020, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q. Mr. Guerin and Ms. McBride will also be eligible to receive equity awards under the Registrant’s Amended and Restated 2008 Director Long-Term Incentive Plan, as Amended, which was filed with the SEC on May 4, 2018, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, including an initial award of restricted stock units as provided for therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

February 2, 2022	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary